Exhibit 10.2

Execution Version

SECURITY AGREEMENT

This Security Agreement (“Security Agreement”) is made as of March 30, 2016, by and between AkaRx, Inc., a Delaware corporation (“Debtor”), and Eisai Inc., a Delaware corporation (“Secured Party”).  Debtor and Secured Party are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Debtor and Secured Party are entering into a Transition Services Agreement, dated the date hereof (the “Transition Services Agreement”), pursuant to which Secured Party will perform certain services for Debtor and Debtor will be permitted to defer its obligations to pay to Secured Party amounts constituting Out-of-Pocket Expenses and Services Fees (as such terms are defined in the Transition Services Agreement) and Debtor will issue to Secured Party a promissory note evidencing its obligation to pay to Secured Party any such unpaid Out-of-Pocket Expenses and Services Fees;

WHEREAS, Debtor desires to enter into this Security Agreement to secure for the benefit of the Secured Party the obligations of Debtor under the Secured Promissory Note being entered into by Debtor and Secured Party on the date hereof (the “Note”); and

WHEREAS, this Security Agreement is being executed and delivered by the Parties simultaneously with and as part of the execution of the Transition Services Agreement and the Note.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1                               Certain Defined Terms.  Unless otherwise specifically provided herein, the following terms shall have the meanings set forth in this Section 1.1 and capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Transition Services Agreement.

1.1.1                     “Account”, “Account Debtor”, “Authenticate”, “Chattel Paper”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixtures”, “General Intangibles”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Record”, “Securities Account”, “Security”, “Security Entitlement” and “Supporting Obligation” shall have the meanings given to such terms in the UCC.

1.1.2                     “Affiliate” means, with respect to any Person, any Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

1.1.3                     “Collateral” has the meaning set forth in Section 2.1.

1.1.4                     “Copyrights” shall mean all of the following: (a) all copyrights under the Laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the Laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1.1.4 hereto, (b) all renewals of any of the foregoing, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

1.1.5                     “Debtor” has the meaning set forth in the preamble hereto.

1.1.6                     “Equity Interest” shall mean (a) in the case of a corporation, any shares of its capital stock, (b) in the case of a limited liability company, any membership interest therein, (c) in the case of a partnership, any partnership interest (whether general or limited) therein, (d) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (e) any warrant, option or other right to acquire any Equity Interest described in this definition or (f) any Security Entitlement in respect of any Equity Interest described in this definition.

1.1.7                     “Event of Default” has the meaning set forth in Article 7.

1.1.8                     “Excluded Accounts” shall mean any Deposit Account that (a) is a tax, payroll, employee benefit or similar disbursement account or (b) serves solely as a lockbox or collection account that does not contain proceeds of the Collateral.

1.1.9                     “Governmental Entity” means any federal, state, provincial, local or foreign court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body (including any supranational bodies such as the European Union).

1.1.10              “Intellectual Property” shall mean all intellectual property of Debtor of every kind and nature now owned or hereafter acquired by Debtor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

1.1.11              “Law” means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Entity and authoritative interpretations thereon, whether now or hereafter in effect.

1.1.12              “License” shall mean any license or sublicense agreement relating to Intellectual Property to which Debtor is a party.

1.1.13              “Lien” shall mean any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

1.1.14              “Material Recordable Intellectual Property” shall mean (a) any Patent registered with the United States Patent and Trademark Office, and any Patent license with respect to a Patent so registered, (b) any Trademark registered with the United States Patent and Trademark Office, and any Trademark license with respect to a Trademark so registered or (c) any Copyright registered with the United States Copyright Office and any Copyright license with respect to a Copyright so registered, and all rights in or under any of the foregoing.

1.1.15              “Note” has the meaning set forth in the recitals hereto.

1.1.16              “Obligations” means, subject to Section 2.2: (a) all of Debtor’s covenants, duties, debts, obligations and liabilities (whether absolute or contingent or now existing or hereafter arising) under this Security Agreement and the Note or any other document made, delivered or given in connection with any of the foregoing (including any interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) when and as due, whether at maturity, by acceleration or otherwise; (b) the repayment of all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of (i) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral and (ii) any other expenditures that Secured Party may make under the provisions of this Security Agreement or the Note; (c) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and (d) any of the foregoing that arises after the filing of a petition by or against Debtor under the United States Bankruptcy Code (the “Bankruptcy Code”), even if the obligations do not accrue because of the automatic stay under Section 362 of the Bankruptcy Code or otherwise.

1.1.17              “Party(ies)” has the meaning set forth in the preamble hereto.

1.1.18              “Patents” shall mean (a) all issued patents and all applications, including all provisionals, non-provisionals, converted provisionals, requests for continued examination, continuations, divisionals, continuations-in-part, substitutions, additions, reexaminations and reissues, oppositions, inter partes review, post-grant review and all rights in respect of utility models and certificates of invention, and all extensions, restorations, supplemental protection certificates and renewals of any of the foregoing, including those described in Schedule 1.1.18 hereto, (b) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (c) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

1.1.19              “Permitted Liens” shall mean Liens permitted under Section 8.1 of the Note.

1.1.20              “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

1.1.21              “Proceeds” shall mean all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of Debtor against Third Parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

1.1.22              “Secured Party” has the meaning set forth in the preamble hereto.

1.1.23              “Security Agreement” has the meaning set forth in the preamble hereto.

1.1.24              “Third Party” means any Person other than Debtor, Secured Party and their respective Affiliates and permitted successors and assigns.

1.1.25              “Trademarks” shall mean: (a) all trademarks, trade dress, service marks, trade names, product configurations, logos or business symbols, whether or not registered, (b) the goodwill of the business symbolized thereby or associated with each of them, (c) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1.1.25 hereto, (d) all renewals of any of the foregoing, (e) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (f) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

1.1.26              “Transaction Lien” shall mean the Lien in the Collateral granted to the Secured Party by Debtor pursuant to Section 2.1.

1.1.27              “Transition Services Agreement” has the meaning set forth in the recitals hereto.

1.1.28              “UCC” shall mean the Delaware Uniform Commercial Code as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of Law, the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, then the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2                               Interpretation.  All Schedules annexed hereto are hereby incorporated in and made a part of this Security Agreement as if set forth in full herein.  Any capitalized term used in the Schedules hereto but not otherwise defined therein shall have the meaning as defined in this Security Agreement.  References to defined terms in the singular shall include the plural and references to defined terms in the plural shall include the singular.  “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”.  “Including” (and, with correlative meaning, “include”) means including, without limiting the generality of any description preceding or succeeding such term, and the rule of ejusdem generis will not be applicable to limit a general statement preceded, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.  The descriptive headings of the several Articles and Sections of this Security Agreement are inserted for convenience only, do not constitute a part of this Security Agreement and shall not affect in any way the meaning or interpretation of this Security Agreement.  All references herein to “Articles,” “Sections” or “Schedules” shall be deemed to be references to Articles or Sections of this Security Agreement or Schedules hereto unless otherwise indicated.  The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement.  All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.  Unless otherwise specified or where the context otherwise requires, (A) wherever used, the word “or” is used in the inclusive sense (and/or), (B) references to a Person are also to its successors and permitted assigns, (C) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto, (D) references to monetary amounts are denominated in Dollars, and (E) references to any agreement, instrument or other document in this Security Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

ARTICLE 2
GRANT OF SECURITY INTEREST

2.1                               Grant of Transaction Lien.  To secure the prompt payment and performance of all of the Obligations to the Secured Party, Debtor hereby grants to Secured Party a continuing first priority lien and security interest in all of Debtor’s right, title and interest in all of the following property of Debtor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located (collectively, “Collateral”):

2.1.1                     all Accounts;

2.1.2                     all Goods, including all Inventory and all Equipment;

2.1.3                     all Chattel Paper (including Electronic Chattel Paper);

2.1.4                     all Documents;

2.1.5                     all Instruments;

2.1.6                     all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);

2.1.7                     all Investment Property;

2.1.8                     all cash and Deposit Accounts;

2.1.9                     all Letter-of-Credit Rights;

2.1.10              all Fixtures;

2.1.11              all real property and interests in real property;

2.1.12              all books and records (whether hard copy or electronic) of Debtor pertaining to any of the Collateral; and

2.1.13              all Proceeds of the Collateral described in the foregoing clauses 2.1.1 through 2.1.12;

provided that the following property is excluded from the Transaction Lien (and shall not constitute Collateral hereunder): (i) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (ii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal Law, (iii) Excluded Accounts, and (iv) any property to the extent that the grant of a security interest therein is prohibited by any applicable Law, requires a consent not obtained of any Governmental Entity pursuant to any applicable Law, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable shareholder or similar agreement, except to the extent that such Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law.

2.2                               Supporting Obligations.  With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (a) any Supporting Obligation that supports such payment or performance and (b) any Lien that (i) secures such right to payment or performance or (ii) secures any such Supporting Obligation.

2.3                               No Transfer of Liability.  The Transaction Lien is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Debtor with respect to any of the Collateral or any transaction in connection therewith.

ARTICLE 3
PERFECTION OF SECURITY INTEREST

3.1                               Perfection.

3.1.1                     Debtor shall promptly execute and deliver to the Secured Party such security agreements, assignments and other papers, and take such other actions, as the Secured Party may at any time or from time to time reasonably request that are required to perfect or protect the security interest granted to Secured Party in the Collateral hereby, including with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable.  In furtherance thereof, Debtor shall promptly notify Secured Party if it obtains or opens any Deposit Accounts.  Upon secured Party’s request, Debtor shall enter into, and cause all applicable Third Parties at which Deposit Accounts or Securities Accounts are held to enter into, account control agreements with such terms as may be reasonably required to perfect or protect the security interest granted to Secured Party in the Deposit Accounts and Securities accounts included in the Collateral.

3.1.2                     Debtor hereby irrevocably authorizes the Secured Party, or any agent appointed by the Secured Party, at any time and from time to time to execute and file such financing statements and amendments thereto in such jurisdictions with such descriptions of the Collateral and other information set forth therein as the Secured Party may deem necessary or desirable for the purposes set forth in Section 3.1.1, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Debtor hereunder, without the signature of the Debtor where permitted by applicable Law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by the Debtor, or words of similar effect.  The Debtor agrees to promptly provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.  Debtor acknowledges that it is not authorized to file any financing statement or amendment, termination or corrective statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Secured Party, subject to Debtor’s rights under section 9-509(d)(2) of the UCC.

3.1.3                     The Secured Party is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any state of the United States or in any other country) this Security Agreement or separate intellectual property security agreements entered into by Secured Party and Debtor pursuant to Section 3.1.1 and such other documents as may be necessary or advisable for the purpose of perfecting (to the extent contemplated hereby), confirming, continuing, enforcing or protecting the security interest granted by Debtor hereby, without the signature of Debtor, and naming Debtor as debtor and the Secured Party as secured party.

3.1.4                     If requested by Secured Party, Debtor shall mark its records evidencing the Collateral in a manner satisfactory to Secured Party so as to indicate the security interest of Secured Party hereunder.

3.1.5                     Debtor shall promptly notify Secured Party if Debtor acquires any interest in any real property or any fixtures, and, upon request by Secured Party, shall promptly execute and deliver to the Secured Party such mortgages, fixture filings, assignments and other documents, and take such other actions that are required to perfect or protect the security interest granted to Secured Party in such real property or fixtures.  If requested by Secured Party, in each case, Debtor will promptly following such delivery make filings necessary to record the Transaction Lien on such real property or fixtures with the applicable Governmental Entities.

3.1.6                     Debtor shall be responsible, at its sole cost and expense, for the costs of, or incidental to, any filings contemplated under this Section 3.1 and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

3.2                               Possession.

3.2.1                     Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or in the Transition Services Agreement.  Debtor shall at all times have the risk of loss with respect to the Collateral.

3.2.2                     If Debtor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, Debtor shall promptly endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.

3.2.3                     Secured Party shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

ARTICLE 4
ADDITIONAL RIGHTS OF SECURED PARTY

4.1                               Secured Party’s Collection Rights.  Secured Party shall have the right at any time to enforce Debtor’s rights against any account debtors and obligors.

4.2                               Secured Party May Perform. If the Debtor fails to perform any obligation contained in this Security Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Debtor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Debtor.

ARTICLE 5
DEBTOR’S REPRESENTATIONS AND WARRANTIES

Debtor represents and warrants to Secured Party (except, in each such case, as a result of any breach by Secured Party of its obligations under the Stock Purchase Agreement) that:

5.1                               Control of, Title to and Transfer of Collateral.  Debtor has full power, authority and legal right to pledge the Collateral pursuant to this Security Agreement.  The Debtor has taken all action required on its part for control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable) to have been obtained by Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC.  No person other than Secured Party has control or possession of all or any part of the Collateral.  At the time the Collateral becomes subject to the Transaction Lien and security interest created by this Security Agreement, Debtor will be the sole, direct, legal and beneficial owner thereof, free and clear of any Lien, claim, option or right of others except for the security interest created by this Security Agreement.

5.2                               Other Liens.  Debtor has not performed any acts that would prevent the Secured Party from enforcing any of the provisions hereof.  No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.  After the date hereof, no Collateral will be in the possession or under the control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

5.3                               Attachment of Transaction Lien.  The Transaction Lien on the Collateral (a) has been validly created and (b) will attach to each item of such Collateral on the date hereof (or if Debtor first obtains rights thereto on a later date, on such later date) and, when so attached, will secure all of the Obligations.

5.4                               Perfection of Transaction Lien.  When UCC financing statements describing the Collateral have been filed in the appropriate offices of Governmental Entities, the Transaction Lien will constitute a perfected security interest in the Collateral owned by Debtor, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens, and will secure the payment and performance when due of the Obligations.  When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property filings have been made with respect to the Material Recordable Intellectual Property pursuant to Section 6.9.1, the Transaction Lien will constitute a perfected security interest in the Material Recordable Intellectual Property to the extent that a security interest therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens.  Except for (i) the filing of such UCC financing statements and (ii) such Intellectual Property filings, no registration, recordation or filing with any Governmental Entity is required in connection with the execution or delivery of this Security Agreement or for the perfection or due recordation of the Transaction Lien to the extent contemplated hereby.

ARTICLE 6
DEBTOR’S COVENANTS

6.1                               Further Assurances.  Debtor will, from time to time, at Debtor’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary, or that Secured Party may reasonably request, in order to (a) enable Secured Party to obtain the full benefits of this Security Agreement, (b) create, preserve, perfect, confirm or validate the Transaction Lien on the Collateral or (c) enable Secured Party to exercise and enforce any of its rights, powers and remedies with respect to any of the Collateral.

6.2                               Notice of Certain Events.  Debtor will not, without providing at least thirty (30) days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Debtor will, prior to any change described in the preceding sentence, take all actions requested by Secured Party to maintain the perfection and priority of Secured Party’s security interest in the Collateral.

Debtor shall promptly notify Secured Party in the event of material loss or damage to the Collateral or of any material adverse change in Debtor’s business, financial condition or the Collateral.

6.3                               Collateral in Possession of Bailees.  If any material portion of the Collateral is in the possession or control of a warehouseman, bailee or agent at any time, Debtor shall promptly notify the Secured Party thereof, and, at the Secured Party’s request and option, promptly (a) notify such warehouseman, bailee or agent of the Transaction Lien, (b) instruct such warehouseman, bailee or agent to hold all such Collateral for Secured Party’s account subject to instructions given by Secured Party (which shall permit such Collateral to be removed by Debtor in the ordinary course of business until the Secured Party notifies such warehouseman, bailee or agent otherwise), (c) use its commercially reasonable efforts to cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Secured Party’s benefit and (d) make any such Authenticated Record available to Secured Party.

6.4                               Inspection.  The Debtor will permit the Secured Party to, at any time upon reasonable advanced notice, inspect any Collateral in the Debtor’s possession.

6.5                               Personal Property.  The Collateral that is personal property on the date hereof shall remain personal property at all times.  Debtor shall not affix any of such Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

6.6                               Maintenance of Collateral.  Debtor agrees to pay promptly when due all taxes, assessments, governmental charges and levies upon or in respect of the Collateral, to keep the Collateral in good order, and not to use the Collateral or otherwise to conduct its business as it relates to the Collateral in violation of any applicable Law.

6.7                               Protection of Collateral.  The Debtor shall, at its own cost and expense, defend title to the Collateral and the first priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Debtor and shall maintain and preserve such perfected first priority security interest for so long as this Security Agreement shall remain in effect.

6.8                               Disposition of Collateral.  Debtor will not sell, offer to sell, lease, exchange, license, assign or otherwise dispose of, convey, transfer, grant, create, permit or suffer to exist any Lien, option, right of first offer, or other restriction or limitation of any nature whatsoever with respect to, any of the Collateral; provided that Debtor may do any of the foregoing unless an Event of Default shall have occurred and be continuing and either (a) Secured Party shall have notified Debtor that its right to do so is terminated, suspended or otherwise limited or (b) the maturity of any or all of the Obligations shall have been accelerated.  Concurrently with any sale, lease, license or other disposition permitted by the foregoing proviso, the Transaction Lien on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately and automatically without any action by Secured Party.  Secured Party will, at Debtor’s expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

6.9                               Intellectual Property Matters.

6.9.1                     Within sixty (60) days following the date hereof, Debtor will sign and deliver to Secured Party Intellectual Property security agreements in forms reasonably acceptable to Debtor and Secured Party with respect to all Material Recordable Intellectual Property then owned by or licensed to Debtor.  Within thirty (30) days after each March 31 and September 30 thereafter, it will sign and deliver to Secured Party an appropriate Intellectual Property security agreement covering any Material Recordable Intellectual Property owned by or licensed to Debtor that is not covered by any previous Intellectual Property security agreement so signed and delivered by it.  If requested by Secured Party, in each case, Debtor will promptly following such delivery make filings necessary to record the Transaction Lien on such Material Recordable Intellectual Property with the applicable Governmental Entities.

6.9.2                     Debtor shall notify the Secured Party promptly (and, in any event, within thirty (30) days) following Debtor’s Chief Executive Officer, President, Chief Financial Officer or General Counsel (each, a “Responsible Officer”) obtaining knowledge that (i) any application or registration relating to any Material Recordable Intellectual Property owned by or licensed to Debtor may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding Debtor’s ownership of or rights to such Material Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same, and (ii) any of Debtor’s right to any Material Recordable Intellectual Property is infringed, misappropriated, or diluted by a Third Party, and, in the case of clause (ii), Debtor will take such actions (which may including bringing suit in connection therewith) as Debtor shall reasonably deem appropriate under the circumstance or, if an Event of Default shall have occurred and be continuing, that the Secured Party may reasonably request, with respect to such Material Recordable Intellectual Property.

6.9.3                     Following the occurrence and during the continuance of an Event of Default, Debtor shall use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each License under which Debtor is a licensee (and which constitutes Collateral hereunder) to effect the assignment of all Debtor’s right, title and interest thereunder to the Secured Party.

6.10                        Equity Interests.

6.10.1              At any time when an Event of Default shall have occurred and be continuing, Debtor shall, upon request of the Secured Party, cause each of the Securities included in the Collateral (or any portion thereof specified in such direction) to be transferred of record into the name of a nominee of the Secured Party.

6.10.2              Unless an Event of Default shall have occurred and be continuing and the Secured Party shall have given Debtor notice that it is exercising its rights pursuant to Section

6.10.3, Debtor will have the right, to vote, to give consents, ratifications and waivers and to receive and retain dividends, interest or distributions paid or distributed in respect of the Investment Property, the other Equity Interests and the Financial Assets underlying the Security Entitlements included within the Collateral.

6.10.3              If an Event of Default shall have occurred and be continuing and the Secured Party shall have given Debtor notice that they are exercising such right, the Secured Party will have the exclusive right, to the extent permitted by applicable Law (and, as applicable, by the relevant governing document of the issuer thereof), to vote, to give consents, ratifications and waivers, to receive and retain dividends, interest and distributions and to take any other action with respect to the Investment Property, the other Equity Interests and the Financial Assets underlying the Security Entitlements included within the Collateral, with the same force and effect as if the Secured Party were the absolute and sole owner thereof, and Debtor will take all such action as the Secured Party may reasonably request from time to time to give effect to such right.

6.10.4              If and so long as the Collateral includes any Equity Interest in any non-U.S. Person, Debtor shall, within 30 days (or such longer period as Secured Party may agree in its reasonable discretion) of a written request of Secured Party take all such action as may be required under the Laws of such foreign jurisdiction to ensure that the Transaction Lien on such Collateral is enforceable against Third Parties in such jurisdiction, and deliver a legal opinion reasonably satisfactory to Secured Party from local counsel to that effect.

6.10.5              Any limited liability company and any partnership that is a subsidiary of Debtor whose Equity Interests constitute Collateral hereunder shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate any Equity Interests in any such limited liability company or such partnership.  To the extent an interest in any limited liability company or any partnership that is a subsidiary of Debtor whose Equity Interests constitute Collateral hereunder and are pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent pursuant to Section 3.2.2.

6.11                        Insurance.  Debtor shall maintain such types and amounts of insurance covering the Collateral as is normal and customary in the pharmaceutical industry generally for parties similarly situated and shall upon request of the Secured Party provide the Secured Party with a copy of such policies of insurance.

ARTICLE 7
EVENTS OF DEFAULT

The occurrence of any of the following shall, at the option of Secured Party, be an event of default (an “Event of Default”):

7.1                               The occurrence or existence of any Event of Default (as such term is defined in the Note);

7.2                               Debtor’s failure to comply with any of the provisions of, or the breach or inaccuracy of any representation or warranty contained in, this Security Agreement; or

7.3                               Secured Party shall receive at any time following the Effective Date an official report from the Secretary of State in Debtor’s state of organization indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in the report.

ARTICLE 8
DEFAULT COSTS

Should an Event of Default occur, Debtor shall pay to Secured Party all costs reasonably incurred by Secured Party for the purpose of enforcing its rights hereunder, including:  (a) costs of foreclosure; (b) costs of obtaining money damages; and (c) a reasonable fee for the services of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including consultation, drafting documents, sending notices, or instituting, prosecuting or defending litigation or arbitration.

ARTICLE 9
REMEDIES UPON EVENT OF DEFAULT

9.1                               General.  If an Event of Default shall have occurred and be continuing, Secured Party may exercise (or cause its agents to exercise) any or all of the remedies available to Secured Party (or to such agents) under this Security Agreement and the Note.

9.2                               Sale of Collateral; No Notice; Purchases by Secured Party; Warranties.  Without limiting the generality of Section 9.1, if an Event of Default shall have occurred and be continuing, Secured Party may, without any other notice or demand upon the Debtor, exercise all the rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) or other Applicable Law, including the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral in one or more parcels at public or private sale, at any exchange, broker’s board or at Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable.  If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable Law, written notice mailed to Debtor at its notice address as provided in Section 12.2 hereof ten (10) days’ prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient.  To the maximum extent permitted by applicable Law, Secured Party may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Obligations owed to it as a credit on account of the purchase price of any Collateral payable at such sale.  Upon any sale of Collateral by Secured Party, the receipt of Secured Party or of the Person making the sale on behalf of Secured Party shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be answerable in any way for the misapplication thereof.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtor, and Debtor hereby waives (to the fullest extent permitted by applicable Law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the maximum extent permitted by applicable Law, Debtor hereby waives any claims, damages and demands it may acquire against Secured Party arising out of the exercise of any of Secured Party’s rights hereunder.  Secured Party may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and their doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.  Secured Party’s compliance with applicable Law in connection with a disposition of the Collateral shall not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral.

9.3                               Sales on Credit.  If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payment actually made by the purchaser and applied in accordance with Section 9.8 hereof.  In the event the purchaser fails to pay for the Collateral, Secured Party may resell the same, subject to the same rights and duties set forth herein.

9.4                               No Obligation to Pursue Others.  Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor.  Debtor waives any right it may have to require Secured Party to pursue any Third Party for any of the Obligations.

9.5                               Compliance by Debtor.  If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Article 9, Debtor agrees that, upon request of Secured Party, Debtor will, at its own expense, do or cause to be done all such other acts and things as may be reasonably necessary to facilitate such sale of the Collateral or any part thereof in compliance with applicable Law.  Secured Party has no obligation to clean up or otherwise prepare the Collateral for sale.

9.6                               No Adequate Remedy.  Debtor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Article 9 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Article 9 may be specifically enforced.

9.7                               No Marshaling.  Debtor acknowledges and agrees that in exercising any rights under or with respect to the Collateral, Secured Party is under no obligation to marshal any Collateral and may in its absolute discretion realize upon the Collateral in any order to any extent it so elects, and Debtor waives any right to require the marshaling of any of the Collateral.

9.8                               Application of Proceeds.  If an Event of Default shall have occurred and be continuing, any cash held by Secured Party as Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Obligations in such order as the Secured Party shall elect.  Any surplus of such cash or cash Proceeds held by Secured Party and remaining after payment in full of all of the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus.  Debtor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Obligations and the fees and other charges of any attorneys employed by Secured Party to collect such deficiency.

9.9                               No Waiver; Remedies Not Exclusive.  All rights and remedies of Secured Party under this Security Agreement shall be cumulative and not alternative or exclusive and do not exclude any other right or remedy provided by applicable Law or otherwise available, irrespective of any other collateral guaranty, right or remedy and may be exercised by Secured Party at such time or times and in such order as Secured Party may determine pursuant to this Security Agreement, and are for the sole benefit of Secured Party.  Secured Party shall not by any act (except by a written instrument pursuant to Section 12.8), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default.

ARTICLE 10
POWER OF ATTORNEY

10.1                        Appointment and Powers of Secured Party.  Effective only upon, and during the continuance of, an Event of Default, Debtor hereby irrevocably constitutes and appoints Secured Party and any officer, employee or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Debtor or in Secured Party’s own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments, in each case that the Secured Party may deem necessary or useful to accomplish the purposes of this Security Agreement (but Secured Party shall not be obligated to and shall have no liability to Debtor or any Third Party for failure to do so or take action).

10.2                        Ratification by Debtor.  To the extent permitted by applicable Law, Debtor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

10.3                        No Duty on Secured Party.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, employees or agents shall be responsible to Debtor for any act or failure to act, except to the extent of Secured Party’s own gross negligence or willful misconduct.

ARTICLE 11
TERMINATION OF TRANSACTION LIEN AND RELEASE OF COLLATERAL

11.1                        The Transaction Lien shall automatically terminate (without any further action by the Secured Party) (a) upon the payment and performance in full of all Obligations and termination of the Note and (b) to the extent provided in Section 6.8.

11.2                        At any time before the Transaction Lien terminates, Secured Party may in its sole discretion, at the written request of Debtor, release any Collateral from the Transaction Lien.

11.3                        Promptly following the termination of the Transaction Lien pursuant to Section 11.1(a), the Secured Party will, at the request and sole expense of the Debtor, (a) duly assign, transfer and deliver to or at the direction of the Debtor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Debtor a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement, the termination of the Transaction Lien or the release of such Collateral, as applicable.

ARTICLE 12
MISCELLANEOUS

12.1                        Assignment.  Neither this Security Agreement nor any of the rights or obligations of the Parties hereunder may be assigned by Debtor without the prior written consent of Secured Party (in the case of Debtor) or Debtor (in the case of Secured Party), as applicable; provided, however, that Secured Party may assign or delegate any or all of its rights or obligations hereunder to an Affiliate or to an assignee or transferee of the Note in accordance with the terms thereof without the prior written consent of Debtor.  Subject to the first sentence of this Section 12.1, this Security Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Any attempted assignment or transfer in violation of this Section 12.1 shall be null and void.

12.2                        Notices.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Security Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Security Agreement and shall be deemed given only if delivered by hand or sent by email as a PDF attachment (with transmission confirmed by non-automated reply email from the recipient, provided, that any Notice received by e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m., Washington, D.C. time shall be deemed to have been received at 9:00 a.m., Washington, D.C. time on the next Business Day) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 12.2 or to such other address as the Party to whom notice is to be given may have provided to the Party giving the Notice at least ten (10) days’ prior to such address taking effect in accordance with this Section 12.2.  Such Notice shall be deemed to have been given as of the date delivered by hand or internationally recognized overnight delivery service or confirmed that it was received by email.  Any Notice delivered by email shall be confirmed by a hard copy delivered as soon as practicable thereafter.

(i)                                     If to Seller, to:

Eisai Inc.

100 Tice Blvd.

Woodcliff Lake, New Jersey 07677

Facsimile: (201) 746-3204

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, D.C. 20001

Attention:  Michael J. Riella

Facsimile: (202) 662-6291

E-mail: mriella@cov.com

(ii)                                  If to the Company, to:

AkaRx, Inc.

200 Garrett Street, Suite S

Charlottesville, VA 22902

Attention: Sean Stalfort

Facsimile: (434) 980-8196

with a copy (which shall not constitute notice) to:

Cooley LLP

1114 Avenue of the Americas

New York, New York 10036

Attention: Divakar Gupta

12.3                        Severability.  If any provision of this Security Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Security Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Security Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Security Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Security Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to Secured Party and Debtor.

12.4                        Governing Law. This Security Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise result in the application of the substantive Law of another jurisdiction, except that at all times the provisions for the creation, perfection, and enforcement of the Transaction Lien and security interests created pursuant hereto shall be governed by and construed according to the Law of the state in which the applicable individual property is located, it being understood that, to the fullest extent permitted by the Law of such state, the Laws of the state of Delaware shall govern the validity and the enforceability of this Security Agreement and the Note and all of the indebtedness or Obligations arising hereunder or thereunder.

12.5                        Jurisdiction.  Each Party irrevocably agrees that any action, suit or proceeding against it arising out of or in connection with this Security Agreement or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, and the appellate courts having jurisdiction thereover (collectively, the “Chosen Courts”), and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the Chosen Courts in personam with respect to any such proceeding and waives to the fullest extent permitted by Law any objection that it may now or hereafter have that any such proceeding has been brought in an inconvenient forum.

12.6                        Service of Process.  Each of the Parties consents to service of any process, summons, notice or document which may be served in any proceeding in the Chosen Courts, which service may be made by certified or registered mail, postage prepaid, or as otherwise provided in Section 12.2, to such Party’s address set forth in Section 12.2.

12.7                        Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.7.

12.8                        Amendments and Waivers.  This Security Agreement may be amended, modified, superseded or canceled and any of the terms or conditions hereof may be waived only by an instrument in writing signed by each of Secured Party and Debtor or, in the case of a waiver, by or on behalf of the Party waiving compliance.  No course of dealing between the Parties shall be effective to amend or waive any provision of this Security Agreement.  The waiver by a Party of any right hereunder or of the failure to perform or of a breach by any other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

12.9                        Joint Drafting.  The Parties have participated jointly in the negotiation and drafting of this Security Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Security Agreement.

12.10                 Counterparts.  This Security Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Security Agreement.

12.11                 Entire Agreement.  This Security Agreement, together with the Note, the Schedules expressly contemplated hereby and attached hereto, the Transition Services Agreement and the other agreements, certificates and documents delivered in connection with this Security Agreement or the Note or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement among the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Security Agreement as of the date first above written.

DEBTOR

AkaRx, Inc., a Delaware corporation

By:	/s/ Alexander Scott
Name: Alexander Scott
Title: Vice President

SECURED PARTY

Eisai Inc., a Delaware corporation

By:	/s/ Ivon Macleod
Name: Ivon Macleod
Title: SVP, Treasurer, CFO & CCO

[Signature Page to Security Agreement]